UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Waiver Agreement

On November 10, 2008, Diedrich Coffee, Inc. (the “Company”) entered into a Waiver, Agreement, Amendment No. 1 to 2008 Warrant and Amendment No. 2 to 2001 Warrant (the “Waiver Agreement”) with Sequoia Enterprises, L.P. (“Sequoia”), a limited partnership whose sole general partner also serves as the Chairman of the Board of Directors of the Company.

Pursuant to the Waiver Agreement, Sequoia has waived the requirement set forth in the Contingent Convertible Note Purchase Agreement and the Loan Agreement with Sequoia (collectively, the “Loan Agreements”) that the Company shall not permit, as of the end of any Fiscal Quarter, the ratio of Indebtedness of the Company on a consolidated basis to Effective Tangible Net Worth to be more than 1.75:1.00 (as such terms are defined in the Loan Agreements). Such waiver will be effective until the earlier of (a) October 31, 2009 and (b) the end of any Fiscal Quarter at which the foregoing ratio is greater than 2.10:1.00.

In consideration of such waiver, (a) the exercise prices of the warrant to purchase 250,000 shares of the Company’s common stock issued to Sequoia on May 8, 2001 and the warrant to purchase 1,667,000 shares of the Company’s common stock issued to Sequoia on August 26, 2008 were decreased from $2.00 to $1.65, and (b) the per annum interest rates under the Loan Agreements were increased from the LIBOR Rate (as defined in the Loan Agreements) plus 5.30% to (i) the LIBOR Rate plus 9.30% for any period during which the ratio of Indebtedness of the Company on a consolidated basis to Effective Tangible Net Worth is greater than 1.75:1.00 or (ii) the LIBOR Rate plus 6.30% for any other period, in each case reset on a periodic basis as provided in the Loan Agreements.

Consistent with the Company’s procedures for approving related party transactions, the Audit Committee of the Board of Directors, comprised of Timothy J. Ryan and Greg D. Palmer, authorized and approved the Waiver Agreement and the transactions contemplated thereby.

Amended and Restated Commitment Letter

On November 10, 2008, the Company obtained an amended and restated commitment letter (the “Amended Commitment Letter”) from Sequoia and Vessel Partners, L.P., which is a limited partnership whose general partner also serves as the chairman of the Board of Directors of the Company (collectively, the “Lenders”). The Amended Commitment Letter amends the commitment letter obtained from the Lenders on October 8, 2008 to extend the date by which the Lenders are required to enter into a $5,000,000 commitment letter or note agreement with the Company, from October 23, 2008 to November 30, 2008.

The foregoing descriptions of the Waiver Agreement and Amended Commitment Letter are qualified in their entirety by reference to the full text of such documents, which are included herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Waiver, Agreement, Amendment No. 1 to 2008 Warrant and Amendment No. 2 to 2001 Warrant, dated as of November 10, 2008, by and between Diedrich Coffee, Inc. and Sequoia Enterprises, L.P.

10.2	Amended and Restated Commitment Letter, dated as of November 10, 2008, by Sequoia Enterprises, L.P. and Vessel Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2008	DIEDRICH COFFEE, INC.

	By:	/s/ Sean McCarthy
Sean McCarthy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Waiver, Agreement, Amendment No. 1 to 2008 Warrant and Amendment No. 2 to 2001 Warrant, dated as of November 10, 2008, by and between Diedrich Coffee, Inc. and Sequoia Enterprises, L.P.

10.2	Amended and Restated Commitment Letter, dated as of November 10, 2008, by Sequoia Enterprises, L.P. and Vessel Partners, L.P.

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